EXHIBIT 99

CAUTIONARY STATEMENTS BY THE COMPANY REGARDING
     FORWARD LOOKING STATEMENTS


     Certain statements in this Form 10-Q, including information set forth under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations", constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (together, the "Securities Acts"). The Securities Acts provide certain "safe harbor" provisions for forward-looking statements. The Company desires to take advantage of the "safe harbor" provisions of the Securities Acts and is including these cautionary statements ("Cautionary Statements") pursuant to the Provisions of the Securities Acts with the intention of obtaining the benefits of the "safe harbor" provisions. In order to comply with the terms of the "safe harbor" in the Securities Acts, the Company cautions investors that forward-looking statements included in this Form 10-Q, or hereafter included in other publicly available documents filed with the Securities and Exchange Commission, reports to the Company's stockholders and other publicly available statements issued or released by the Company involve substantial risks, uncertainties, and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ materially from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. The Company believes the following important factors could cause such a material difference to occur:

1. The Company's ability to grow through the acquisition and development of galvanizing, chemical storage and warehousing operations or the acquisition of ancillary businesses.

2. The Company's ability to identify suitable acquisition candidates, to consummate or complete construction projects, or to profitably operate or successfully integrate enterprises into the Company's other operations.

3. The Company's ability to secure the capital and the related cost of such capital necessary to fund its future growth through acquisition and development, as well as internal growth.

4. The level of competition in the Company's industries and the possible entry of new, well-capitalized competitors into the Company's markets.

5. Uncertainties and changes in environmental compliance costs associated with past, present and future operations.

6. Uncertainties and changes related to federal, state and local regulatory policies, including environmental laws related to the galvanizing, chemicals and warehousing industries.

7. The Company's ability to staff its galvanizing, chemical storage and warehousing operations appropriately with qualified personnel, including in times of shortages of such personnel and to maintain a satisfactory relationship with labor unions.

8. The pricing and availability of equipment, materials and inventories, including zinc "pigs", the major component used in the hot dip galvanizing industry.

9.  Uncertainties and changes in general economic conditions.

10. Uncertainties and changes in several industries to which the company's businesses are closely tied, such as highway and transportation, communications and energy.

11. Performance issues with key suppliers and subcontractors.

12. Uncertainties related to the retention of key customers in each of the Company's business segments.

13. Uncertainties regarding the effect of Year 2000 issues on suppliers and service providers in each of the Company's business segments.

The words "believe," "expect," "anticipate," "project," "plan" and similar expressions identify forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

The foregoing review of significant factors should not be construed as exhaustive or as an admission regarding the adequacy of disclosures previously made by the Company.